                                                                     Exhibit 3.3

                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                      CORNING CONSUMER PRODUCTS COMPANY
                          (PURSUANT TO SECTION 242)


     Corning Consumer Products Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify that:

     The amendment of the Corporation's Certificate of Incorporation set forth in the following resolutions was approved by the unanimous written consent of the Board of Directors of the Corporation in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware and by the written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article I in its entirety and substituting therefor:

          I. The name of the Corporation is "CCPC Holding Company, Inc." which was amended from "Corning Consumer Products Company" pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware, which was amended from "Corning Vitro Corporation" pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 19, 1991.

          RESOLVED, FURTHER, that the Certificate of Incorporation of the Corporation be amended by striking the First Item of Article II in its entirety and substituting therefor:

          FIRST: The name of the Corporation is: CCPC Holding Company, Inc.

          RESOLVED, FURTHER, that this Certificate of Amendment of Certificate of Incorporation of the Corporation shall be effective June 30, 1998.

     The undersigned, being the Secretary of the Corporation, does make this Certificate, hereby declaring and certifying that the facts herein stated are true; and accordingly has hereunto set his hand and seal this 22 day of June, 1998.

                                            CORNING CONSUMER PRODUCTS COMPANY
                                            By  /s/ Thomas C. O'Brien
                                              -------------------------------
                                                 Name:  Thomas C. O'Brien
                                                 Title: Secretary
[CORPORATE SEAL OF CORNING
 CONSUMER PRODUCTS COMPANY]